NORTHERN ILLINOIS GAS COMPANY

                           NOTICE OF

                    MEETING OF BONDHOLDERS

                       February 27, 1996


    Notice is hereby given that a meeting of holders of all series of Northern Illinois Gas Company First Mortgage Bonds (the "Bonds") will be held on February 27, 1996 at the Harris Trust and Savings Bank, 8th Floor, 111 West Monroe Street, Chicago, Illinois at 11:00 a.m. for the purpose of voting on the adoption of certain proposed amendments to the Indenture, dated as of January 1, 1954, under which the Bonds were issued. The proposed amendments, which are described in the accompanying Proxy Statement of the Company, are intended to increase the Company's flexibility when issuing new series of Bonds, eliminate various obsolete provisions and otherwise bring the Indenture into greater conformity with modern debt indentures.


                                   NORTHERN ILLINOIS GAS COMPANY


January 26, 1996


                              IMPORTANT

        In order that there be a proper representation at the meeting, you are urged to vote, sign, have acknowledged and mail your proxy even though you plan to attend. If you attend the meeting you may, if you wish, vote personally on all matters brought before the meeting.

        Your prompt action in returning your proxy will be greatly appreciated. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience.






                 NORTHERN ILLINOIS GAS COMPANY

                     ADJORUNMENT NOTICE TO

                     MEETING OF BONDHOLDERS

                 RESCHEDULED FOR APRIL 11, 1996


    Notice is hereby given that the February 27, 1996 meeting of holders of all series of Northern Illinois Gas Company First Mortgage Bonds (the "Bonds") has been adjourned due to the lack of a quorum and has been rescheduled for April 11, 1996, at the Harris Trust and Savings Bank, 6th Floor, 111 West Monroe Street, Chicago, Illinois at 3:00 p.m., for the purpose of voting on the adoption of certain proposed amendments to the Indenture, dated as of January 1, 1954, under which the Bonds were issued. The proposed amendments, which are described in the accompanying Proxy Statement of the Company, are intended to increase the Company's flexibility when issuing new series of Bonds, eliminate various obsolete provisions and otherwise bring the Indenture into greater conformity with modern debt indentures.

     If you have any questions or need additional documents, please call Morrow & Co., 1-800-662-5200.



                                   NORTHERN ILLINOIS GAS COMPANY


March 11, 1996


                              IMPORTANT

        In order that there be a proper representation at the meeting, you are urged to vote, sign, have acknowledged and mail your proxy even though you plan to attend. If you attend the meeting you may, if you wish, vote personally on all matters brought before the meeting.

        Your prompt action in returning your proxy will be greatly appreciated. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience.






                        PROXY STATEMENT

    This Proxy Statement is furnished by Northern Illinois Gas Company ("NI-GAS") in connection with the solicitation of proxies by NI-GAS for use at the meeting of holders of all series of NI-GAS First Mortgage Bonds (the "Bonds") to be held on February 27, 1996. The meeting has been called for the purpose of voting on the adoption of a resolution approving certain proposed amendments to the Indenture dated January 1, 1954 (the "Indenture") under which the Bonds were issued. There is currently outstanding under the Indenture an aggregate of $500,000,000 principal amount of Bonds. The affirmative vote of holders of not less than 66-2/3% in principal amount of the Bonds is required for adoption of the resolution. Accordingly, the failure of a bondholder to vote in favor of adoption of the proposed amendments will have the same effect as if such bondholder had voted against their adoption. The holders of not less than 66-2/3% in principal amount of the Bonds must be present in person or by proxy at the meeting in order to constitute a quorum for the transaction of business.

    Any bondholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Vice President and Treasurer of NI-GAS. All Bonds represented by valid proxies will be voted at the meeting or any adjournment thereof in accordance with the bondholders directions. In the absence of specific direction to the contrary, the Bonds represented by valid proxies will be voted FOR the adoption of a resolution approving the proposed amendments to the Indenture.


                      PROPOSED AMENDMENTS

    The proposed amendments are set forth in the form of Supplemental Indenture attached as Annex A to the Proxy Statement. You are urged to review it carefully. Where modifications of existing Indenture provisions are proposed, the text of the provisions are marked to show the changes from the existing provisions. Set forth below is a summary of all of the proposed amendments:

    1.   Definition of Board of Directors.  The term "Board of
Directors" is redefined to include any duly authorized committee of the Board of Directors. (Section 1.09)

    2. Definition of Authorized Newspaper. The term "authorized newspaper" is redefined to eliminate the requirement that the newspaper in which notices to bondholders are required to be included be published in the city in which it is circulated. (Section 1.31)

    3.   Principal Office of Trustee.  The requirement that the
Trustee under the Indenture have its principal place of business located in the City of Chicago is eliminated. (Sections 1.32, 17.05 and 17.06)

    4. Delegation of Authority to Issue New Bonds to Officers. The Board of Directors is authorized to delegate to one or more officers of NI-GAS the authority to issue additional series of bonds under the Indenture and to establish the terms of such additional series. (Sections 4.17 and 6.04)

    5. Release of Property. The requirement that the Board of Directors authorize the release of property mortgaged under the Indenture is eliminated with respect to property having a fair value of not more than $300,000. The remaining provisions of the Indenture governing property releases, including the requirement that cash in an amount equal to the fair value of the property to be released be deposited with the Trustee (subject to reduction in the manner provided by the Indenture), are not affected. (Section 10.03)

    6. Publication of Notice. The requirement that certain notices to bondholders be published in an authorized newspaper in the cities of Chicago and New York is eliminated in those circumstances where all outstanding bonds are registered bonds.
(Sections 17.06, 17.07 and 19.08)

    7. Action by Bondholders. A provision enabling bondholders to take action under the Indenture, including the approval of amendments to the Indenture where bondholder approval is required, without the necessity of calling a formal meeting of bondholders is included. (Section 19.11)

    8. Modifications of Indenture. The provisions of the Indenture governing amendments to the Indenture are modified to permit the Company and the Trustee to make changes in the Indenture if such changes do not, in the opinion of the Board of Directors, adversely affect the rights of bondholders. (Section 20.01)

    Upon adoption of a resolution approving the proposed amendments, the Company and the Trustee will execute a supplemental indenture to the Indenture effecting the proposed amendments.

    If you have any questions, please call the following individual at the Company.

         Gloria K. Anderson (708) 983-8676 ext. 2685


                                   NORTHERN ILLINOIS GAS COMPANY



January 26, 1996




                                PROXY

    The undersigned appoints Donald W. Lohrentz, Richard J. Lannon or either of them, proxies to vote the entire principal amount of NI-GAS First Mortgage Bonds registered in the name of the undersigned at the meeting of bondholders, February 27, 1996, or at any adjournment thereof, on all matters as set forth in the Proxy Statement or on all other matters properly presented at the meeting.


Proxies will be voted as directed. In the absence of specific direction, proxies signed and acknowledged will be voted FOR the adoption of the proposed Indenture amendments.


Adoption of the Resolution        FOR        AGAINST      ABSTAIN
approving the proposed
amendments to the Indenture.


Please vote, date, sign, have
acknowledged and mail promptly
in the enclosed envelope.

                             SIGNATURE OF BONDHOLDER       DATE



PURSUANT TO SECTION 19.04 OF THE INDENTURE, THIS PROXY MUST BE
ACKNOWLEDGED IN ORDER TO BE VALID.  ACKNOWLEDGEMENT FORMS ARE
PROVIDED ON THE REVERSE SIDE OF THIS PROXY.





                               ACKNOWLEDGEMENT

     The signature of the bondholder on the reverse side must be acknowledged by a notary public or other person authorized under applicable state law to acknowledge signatures. Please complete the appropriate acknowledgement form.

IF THE BONDHOLDER IS AN INDIVIDUAL:
State of                    )
                            )    ss.
County of                   )

     I,                          , certify that                           ,
personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

Dated                           , 1996


[Seal]



IF THE BONDHOLDER IS A CORPORATION:
State of                    )
                            )    ss.
County of                   )

     I,                    , certify that                           , the
                     of                         , personally known to me to
be the same person whose name is subscribed to the foregoing instrument as
such                   of said corporation, appeared before me this day in
person and acknowledged that he/she signed and delivered the instrument as
his/her free and voluntary act as such                           of said
corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Dated                          , 1996


[Seal]



IF THE BONDHOLDER IS A PARTNERSHIP:
State of                    )
                            )    ss.
County of                   )

     I,                          , certify that                           , a
partner of                                      ,  personally known to me to
be the same person whose name is subscribed to the foregoing instrument as partner of said partnership, appeared before me this day in person and acknowledged that he/she signed and delivered the instrument as his/her free and voluntary act as partner of said partnership, and as the free and voluntary act of said partnership, for the uses and purposes therein set forth.

Dated                          , 1996


[Seal]



                                                         ANNEX A

                                  The tags     and      indicate
                            additions and deletions to the text.


THIS SUPPLEMENTAL INDENTURE, dated the ____ day of _________, 1996, between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois
(hereinafter called the "Company"), and HARRIS TRUST AND
SAVINGS BANK, an Illinois banking corporation (hereinafter called the "Trustee"), as Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental
Indentures dated, respectively, February 9, 1954, April 1,
1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963,
August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966,
July 1, 1967, June 1, 1968, December 1, 1969, August 1, 1970,
June 1, 1971, July 1, 1972, July 1, 1973, April 1, 1975, April
30, 1976, April 30, 1976, July 1, 1976, August 1, 1976,
December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July
1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July
15, 1992, February 1, 1993, March 15, 1993, May 1, 1993, July
1, 1993, August 15, 1994 and October 15, 1995, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the "Indenture."

WITNESSETH:

     WHEREAS, the Company desires to amend the Indenture and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in order to amend the Indenture as set forth herein; and

     WHEREAS, this Supplemental Indenture is being entered into pursuant to Section 20.01(d) of the Indenture which provides that supplemental indentures may be entered into by the Company and the Trustee to modify any of the provisions of the Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions contained therein, subject to the provisions of Section 19.07 of the Indenture relating to approval of such modification by a vote of bondholders; and

     WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee as follows:




                           ARTICLE ONE

                   MODIFICATIONS OF INDENTURE

     SECTION 1.  The definition of "Board of Directors" in Section
1.09 of the Indenture is hereby deleted in its entirety and replaced by the following:


          The term "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of the Board of Directors.


     SECTION 2.  The definition of "authorized newspaper" in
Section 1.31 of the Indenture is hereby deleted in its entirety and replaced by the following:


          The term "authorized newspaper", when used in connection with the name of a particular city, shall mean a newspaper printed in the English language, of general circulation in such city and customarily published at least once in each of five days (except in case of legal holidays) in each calendar week.


     SECTION 3.  The definition of "office of the Trustee" in
Section 1.32 of the Indenture is hereby deleted in its entirety and replaced by the following:


          The term "office of the Trustee" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.


     SECTION 4. Article IV of the Indenture is hereby amended by adding a new Section 4.17 to read as follows:

           Section 4.17. All determinations and authorizations required or permitted by this Article IV to be made by the Board of Directors may be made by any duly authorized officer or officers of the Company if a resolution permitting such officer or officers to make such determinations or authorizations in lieu of the Board of Directors is delivered to the Trustee. Any determination or authorization made by such officer or officers pursuant to such resolution shall be evidenced by a written instrument signed by such officer or officers and delivered to the Trustee.

     SECTION 5. Section 6.04 of the Indenture is hereby deleted in its entirety and replaced by the following:

          Upon application by the Company to the Trustee for the authentication and delivery of bonds under the provisions of
     Section 6.05, 6.06 or 6.07, the Company shall deliver to the Trustee the following:

               (a) a resolution authorizing the execution and issuance of and requesting the Trustee to authenticate and deliver bonds, specifying the principal amount and series thereof, and any other matters with respect thereto required or permitted by this Indenture or a resolution permitting one or more officers of the Company to authorize the execution and issuance of bonds together with a written instrument signed by such officer or officers requesting the Trustee to authenticate and deliver bonds;


               (b) if an interim certificate is not filed in connection with the particular application for the authentication and delivery of bonds, an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;

               (c) an opinion of counsel stating, in the signer's opinion, (1) that the issuance of such bonds has been duly authorized by the necessary corporate action and by any and all governmental authorities the consent of which is required for the legal issuance of such bonds, and specifying any officially authenticated orders or other documents by which such consent is or may be evidenced, or that no such consent is required; (2) that, since the date of the last previous opinion of counsel filed with the Trustee pursuant to the provisions of this Article VI, or since the actual date of execution and delivery of this Indenture in the case of the first such opinion filed under this Article VI, none of the mortgaged property has become subject to any lien or encumbrance prior to the lien of this Indenture as security for the additional bonds then applied for, except (i) permitted liens and (ii) prior liens on property, including additions thereto, acquired by the Company after January 31, 1954; and (3) if an interim certificate is not filed in connection with the particular application for the authentication and delivery of bonds, that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;

               (d) the officially authenticated orders or other documents, if any, specified in such opinion of counsel; and

               (e) in case such bonds constitute the initial issue of bonds of a particular series, a supplemental indenture of the character referred to in Section 4.02.

     SECTION 6. Section 10.03 of the Indenture is hereby deleted in its entirety and replaced by the following:

          Unless the Company is in default under any of the provisions of this Indenture, the Company may, if deemed desirable in the conduct of its gas utility business, sell or otherwise dispose of at any time, under and subject to the provisions of this Section 10.03, any part of the mortgaged property, and the Trustee shall from time to time release from the lien hereof any part of the mortgaged property so sold or otherwise disposed of, or contracted to be so sold or otherwise disposed of, upon receipt by the Trustee of the following:


               (a) a resolution requesting such release and stating that such release is, in the opinion of the Board of Directors, desirable in the conduct of the gas utility business of the Company (provided that no such resolution need be furnished if the fair value of the property to be released, as stated in the engineer's certificate specified under (f) of this Section 10.03, is not more than $300,000);


               (b)  an officers' certificate stating:

                    (1) that the property to be released has been sold or otherwise disposed of or contracted to be sold or otherwise disposed of, such property to be described in reasonable detail;

                    (2) the amount of the consideration received or to be received for the property to be released which shall be the sum of (i) the amount of any cash received or to be received, (ii) the principal amount of any purchase money obligations received or to be received, (iii) the principal amount of any obligations assumed or to be assumed by the purchaser, (iv) the fair value, as stated in an independent appraiser's certificate, of any securities, other than purchase money obligations, received or to be received, and (v) the fair value, as stated in an independent engineer's certificate, of any property, other than securities, received or to be received, after deducting from such sum, at the election of the Company, the fair value, as stated in an independent engineer's certificate, of any property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration; and

                    (3) that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

               (c) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of securities received or to be received, an independent appraiser's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such securities;

               (d) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property, other than securities, received or to be received, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such property;

               (e) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such excepted property;

               (f) an engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;

               (g) in case the fair value of the property to be released, as shown by the engineer's certificate specified under (f) of this Section 10.03, is 1% or more of the aggregate principal amount of the bonds outstanding at the time of such application, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;

               (h) cash in an amount, subject to reduction as permitted under Section 10.04, equal to the fair value of the property to be released as stated in the engineer's certificate specified under (f) of this Section 10.03, or as stated in the independent engineer's certificate, if any, filed pursuant to (g) of this Section 10.03 if such fair value as stated in such independent engineer's certificate shall be greater than such fair value as stated in such engineer's certificate; and

               (i) an opinion of counsel stating, in the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with.

          All cash deposited with the Trustee pursuant to the provisions of this Section 10.03 shall be held by the Trustee as a part of the mortgaged property, and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in
     Section 11.03.

     SECTION 7. Section 17.05 of the Indenture is hereby deleted in its entirety and replaced by the following:


          If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having a combined capital and surplus of not less than $5,000,000, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee shall fail or refuse to resign within such period, or if the Trustee has or shall acquire any conflicting interest of the character specified in Section 17.04 and shall fail or refuse either to eliminate such conflicting interest or to resign within the period in Section 17.04 provided in respect of such resignation, then (a) the Trustee shall, within ten days after the expiration of such period, transmit notice of such failure or refusal to the bondholders in the manner and to the extent provided under
     Section 17.10(c); and (b) any bondholder who has been the bona fide holder of a bond for at least six months may, subject to the provisions of Section 13.20, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such bondholder, to comply with the provisions of Section 17.04.


     SECTION 8. Section 17.06 of the Indenture is hereby deleted in its entirety and replaced by the following:


          The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving notice thereof in writing to the Company, specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders, in the manner and to the extent provided under Section 17.10(c), and, unless all bonds then outstanding are registered bonds without coupons, by publishing such notice at least once a week for three successive calendar weeks (the first such publication to be not less than thirty days nor more than sixty days prior to the effective date of such resignation) in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York. Subject to the provisions of Sections 17.04 and 17.05, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee.


          The Trustee or any successor Trustee may be removed at any time by the holders of a majority in principal amount of the bonds at the time outstanding, upon payment to the Trustee so removed of all moneys then due to it hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders. One copy shall be filed with the Company and the other with the Trustee so removed.


          In case at any time the Trustee or any successor Trustee shall resign, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor Trustee, or of its officers shall be taken over by any public officer or officers, the Company, by an instrument in writing, executed by order of the Board of Directors, shall appoint a successor Trustee. Every successor Trustee shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, and (a) which shall be a corporation having a combined capital and surplus of not less than $5,000,000, (b) which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.


          If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
     Article XVII within six months after a vacancy shall have occurred in the office of Trustee, the holder of any bond or the retiring Trustee may apply to any court, State or Federal, having jurisdiction to appoint a successor Trustee, and such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

     SECTION 9. Section 17.07 of the Indenture is hereby deleted in its entirety and replaced by the following:


          Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estates, authority, rights, trusts, powers, duties and obligations of its predecessor Trustee and be entitled to the immediate delivery by such predecessor
     Trustee of any part of the mortgaged property in the hands or under the control of such predecessor Trustee and all the estate, right, title and interest of such predecessor Trustee in the mortgaged property shall wholly cease and determine;
     but the Trustee ceasing to act shall
     nevertheless, on the written request of the Company or of the successor Trustee, execute, acknowledge and deliver an appropriate instrument in writing transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor Trustee so ceasing to act (but may retain and reserve its lien upon the mortgaged property for its reasonable compensation and expenses, if any thereof remain unpaid), and shall duly assign, transfer and deliver all property and cash held by such Trustee to the successor
     Trustee, it being understood that all securities, cash and other pledged property the custody of which is given to the Trustee shall always be in its custody or in that of its proper successor in trust. Should any deed, conveyance or instrument in writing from the Company be required by the successor Trustee for more fully and certainly vesting in, and confirming to, such successor Trustee such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall be executed, acknowledged and delivered by the Company to the successor Trustee upon the latter's request. The Company shall promptly give notice of the appointment of any successor Trustee to the bondholders in the manner and to the extent provided under Section 17.10(c) and ,unless all bonds then outstanding are registered bonds without coupons, by publishing such notice at least once in each week for two successive calendar weeks in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York.


     SECTION 10. Section 19.08 of the Indenture is hereby deleted in its entirety and replaced by the following:


          A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the inspectors of votes, and an affidavit by a person having knowledge of the facts setting forth a copy of the notice or waiver of notice of the meeting and, in the case of any adjournment for more than fourteen days, a copy of the notice or waiver of notice of adjournment thereof, and showing that such notice or notices, unless waived, were given as hereinabove provided. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and by a duly authorized representative of the Trustee if such a representative shall have been present at the meeting, and one copy thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and the meeting to which such record relates shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken at such meeting. No resolution adopted at such meeting shall be binding unless the subject matter of such resolution is within the scope of the business stated in the notice, if any, of such meeting given pursuant to the provisions of Section 19.02, and unless and until such resolution shall have been approved by resolution of the Board of Directors. Such resolution, if adopted by the Board of Directors, shall be filed by the Company with the

     Trustee and from and after the date of such filing such resolution shall be deemed conclusively to be binding upon the Company, the Trustee and the bondholders; provided, however, that no such resolution adopted at a meeting of the bondholders and no such resolution of approval adopted by the Board of Directors shall in any manner be construed so as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto. Copies of any resolution, or of a summary thereof, adopted at such meeting of bondholders, if approved by resolution of the Board of Directors as above provided, shall be mailed by the Trustee to bondholders in the manner and to the extent provided under Section 17.10(c), and proof of such mailing by the affidavit of a person having knowledge of the facts shall be filed with the Trustee, and , unless all of the bonds then outstanding are registered bonds without coupons, a copy or summary of such resolution shall be published by the Company in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York,
     State of New York, at least once in each of two successive calendar weeks, the first publication to be not more than fifteen days after the approval of such resolution by the Board of Directors; provided, however, that the mailing of copies of such resolution or of such summary shall in no case be a condition precedent to the validity or effectiveness of such resolution, and neither failure to mail such copies nor any imperfection or defect therein shall affect the validity or effectiveness of such resolution.


     SECTION 11. Article XIX of the Indenture is hereby amended by adding a new Section 19.11 to read as follows:

          Section 19.11. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by bondholders (including any action required or permitted by the provisions of this
     Article XIX to be taken at a meeting of bondholders) may be given or taken without a meeting of bondholders if embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such bondholders in person or by agent or proxy duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Subject to the provisions of
     Section 17.02, proof of the execution of any instrument by a bondholder or the agent or proxy for such bondholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

     SECTION 12. Section 20.01 of the Indenture is hereby deleted in its entirety and replaced by the following:

     The Company, when authorized by resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the conditions, limitations and provisions in this Indenture contained, may enter into indentures supplemental hereto, in addition to the supplemental indentures required or permitted by any of the other provisions of this Indenture, for any one or more of the following purposes:

               (a) to correct the description of any of the mortgaged property, or to convey, transfer and assign to the Trustee and to subject to the lien of this Indenture, with the same force and effect as though specifically described herein, additional property of the Company acquired by it through purchase, consolidation, merger or otherwise;

               (b) to add to the conditions and limitations specified herein with respect to the issue and purposes of issue of the bonds, or of any series thereof, other conditions and limitations thereafter to be observed, including any conditions or limitations upon the authorized principal amount of such bonds (as well as the method or measure of determining such limitations) that the Company may deem to be advisable;

               (c) to add to the covenants of the Company in this Indenture contained such further covenants as the Board of Directors shall consider to be for the protection of the mortgaged property and of the holders of the bonds issued or to be issued under this Indenture, and to make the occurrence and continuance of a default in the performance and observance of any of such additional covenants a completed default permitting the enforcement of any or all of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may limit the remedies available to the Trustee upon such default;

               (d)  to modify any of the provisions of this
          Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions herein contained; provided, however, that, subject to the provisions of Section 19.07, no such modification shall be or become operative or effective, or in any manner impair any of the rights of the bondholders or of the Trustee, while any bonds of any series established prior to the execution of such supplemental indenture shall remain outstanding; and provided, further, that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when such supplemental indenture shall become operative;

               (e) to cure any ambiguity or correct or supplement any inconsistent or defective provision contained herein or in any indenture supplemental hereto;

               (f) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with any of the provisions hereof;



               (g) for any other purpose not inconsistent with the provisions of this Indenture; or



               (h)  to modify any of the provisions of the
          Indenture if, in the opinion of the Board of Directors, such modification does not adversely affect the rights of any bondholder.



          Each supplemental indenture entered into pursuant to the provisions of this Indenture shall conform to the provisions of Sections 310 to 317, inclusive, and of Section 318(a) of the Trust Indenture Act of 1939, and no supplemental indenture so entered into shall eliminate, nor contain any provision in contravention of, any provision of this Indenture which is required to be included in an indenture to be qualified under said Act by any of the provisions of said sections thereof.


                           ARTICLE TWO

                    MISCELLANEOUS PROVISIONS

     SECTION 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 20.01 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

     SECTION 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

     SECTION 3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Harris Trust and Savings Bank, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Vice Presidents, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

By
                 Vice President

                                   ATTEST:


                                             Assistant Secretary


HARRIS TRUST AND SAVINGS BANK,
     as Trustee

By
                 Vice President

                                   ATTEST:


                                             Assistant Vice President